Exhibit 99.1

Global Payments Reports First Quarter Earnings for Fiscal 2013

Obtains Commitments for New Financing

Reaffirms Fiscal 2013 Outlook

ATLANTA, September 27, 2012 — Global Payments Inc. (NYSE: GPN), a leading, worldwide provider of electronic transaction processing solutions, today announced results for its fiscal first quarter ended August 31, 2012.

First Quarter 2013 Summary

•	Revenue grew 9% to $590.3 million compared to $542.8 million in the first quarter of 2012.

•	Cash diluted earnings per share[1] were $0.87 compared to $0.88 in the first quarter of 2012.

•	GAAP diluted earnings per share were $0.59, compared to $0.79 in the first quarter of 2012, and included processing system intrusion charges of $0.20.

•	On a constant currency basis, revenue and cash diluted earnings per share grew 12% and 3%, respectively.

Chairman and CEO Paul R. Garcia said, “We are executing on our fiscal 2013 goals and initiatives while we make steady progress on the data intrusion remediation. We anticipate closing our two previously announced acquisitions, the remaining 44 percent ownership interest in our Asia-Pacific joint venture and the U.S. based Accelerated Payment Technologies business, in the second quarter. These transactions support our strategy of driving long-term growth and shareholder value.

“Also, in keeping with the company’s strategy to provide comprehensive payment options to our customers, we are pleased to announce the recent signing of an agreement with Discover Financial Services to offer PayPal acceptance to our extensive U.S. merchant base,” continued Mr. Garcia.

[1]	See Schedule 2 for Cash Earnings and Schedules 6 and 7 for Reconciliations of Cash Earnings to GAAP.

1

Acquisition Closings and Funding

Global Payments anticipates closing the Accelerated Payment Technologies (APT) acquisition for $413 million in October. APT is an innovative provider of fully-integrated payment technology solutions for small to medium sized merchants. APT markets its products and services primarily through a network of 700 value-added resellers (VARs) covering over 30 different vertical markets. In addition, the company anticipates closing the previously announced acquisition of the remaining 44% ownership interest in the Asia-Pacific joint venture for $242 million during the second quarter.

In the coming days, the company expects to close a new five-year senior unsecured term loan facility of as much as $700 million, and an increase in its existing senior unsecured revolving credit facility of as much as $150 million. The company has received commitments from a syndicate of lenders and this new financing has been arranged by Bank of America Merrill Lynch, PNC Capital Markets and Regions Capital Markets.

David Mangum, Senior Executive Vice President, Chief Financial Officer, stated, “I am particularly pleased with our new financing arrangements which provide for capital flexibility to pursue our growth strategies. This will allow us to deploy substantial capital for further organic growth, future acquisitions and on-going share repurchases.”

Share Repurchase Update

Through September 26, 2012, the company repurchased 280,000 shares at an average price of $42.12 per share for a total of $11.8 million. Under the current $150 million share repurchase authorization, $138.2 million remains available.

2013 Outlook

The company’s full-year financial expectations have been updated to incorporate the anticipated closings of the two acquisitions and the new financing.

For the full-year of fiscal 2013, the company continues to expect annual revenue of $2,360 million to $2,400 million, or 7% to 9% growth over fiscal 2012. On a partial year basis, the company expects the APT transaction to add approximately 50 basis points of incremental cash operating margin to the total company for fiscal 2013. Annual expectations for fiscal 2013 diluted earnings per share on a cash basis remain unchanged at $3.59 to $3.66, or growth of 2% to 4% over fiscal 2012. On a constant currency basis, the company continues to expect revenue to grow 8% to 10% and diluted earnings per share on a cash basis to grow 4% to 6%.

2

Annual fiscal 2013 GAAP diluted earnings per share has been updated to include purchase price amortization related to the APT acquisition; we now anticipate the range for annual GAAP diluted earnings per share to be $2.99 to $3.06 (See Schedule 8 for more detail).

Both cash and GAAP diluted earnings per share expectations exclude the impact of any potential future share repurchases and the full-year impact of all remediation costs.

Conference Call

Global Payments will hold a conference call today, September 27, 2012 at 5:00 p.m. EDT to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com by clicking the “Webcast” button; or callers in North America may dial 1-888-895-3550 and callers outside North America may dial 1-706-758-8809. The pass code is “GPN.” A replay of the call may be accessed through the Global Payments’ website through October 10, 2012.

About Global Payments

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Europe and the Asia-Pacific region. Global Payments, a Fortune 1000 company, offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. Visit www.globalpaymentsinc.com for more information about the company and its services.

This announcement and comments made by Global Payments’ management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: the effect on our results of operations of the remediation efforts resulting from the unauthorized access to our processing system announced in March 2012, and the impact on our results of operations; foreign currency risks which become increasingly relevant as we expand internationally, the effect of current domestic and worldwide economic conditions, including sovereign insolvency situations and a decline in the value of the U.S. dollar, and future performance and integration of acquisitions including APT, and other risks detailed in the company’s SEC filings, including the most recently filed Form Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact: investor.relations@globalpay.com		Media contact: media.relations@globalpay.com
Jane Elliott 770-829-8234	Kay Sharpton 770-829-8870	Amy Corn 770-829-8755

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SCHEDULE 1

GAAP CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended August 31,
	2012	2011	% Change
	(unaudited)

Revenues	$590,287	$542,771	9%

Operating expenses:
Cost of service	204,391	191,536	7%
Sales, general and administrative	281,419	242,625	16%
Processing system intrusion	23,989	—	NM

	509,799	434,161	17%

Operating income	80,488	108,610	(26%)

Other income (expense):
Interest and other income	1,983	2,501	(21%)
Interest and other expense	(3,545)	(4,087)	(13%)

	(1,562)	(1,586)	(2%)

Income before income taxes	78,926	107,024	(26%)
Provision for income taxes	(24,764)	(34,943)	(29%)

Net income	54,162	72,081	(25%)
Less: Net income attributable to noncontrolling interests, net of tax	(7,487)	(8,107)	(8%)

Net income attributable to Global Payments	$46,675	$63,974	(27%)

Earnings per share attributable to Global Payments:
Basic	$0.59	$0.80	(26%)
Diluted	$0.59	$0.79	(25%)

Weighted average shares outstanding:
Basic	78,604	80,076
Diluted	79,043	80,831

NM - Not Meaningful

SCHEDULE 2

CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended August 31,
	2012	2011	% Change

Revenues	$590,287	$542,771	9%

Operating expenses:
Cost of service	193,005	178,893	8%
Sales, general and administrative	280,619	242,625	16%

	473,624	421,518	12%

Operating income	116,663	121,253	(4%)

Other income (expense):
Interest and other income	1,983	2,501	(21%)
Interest and other expense	(3,545)	(4,087)	(13%)

	(1,562)	(1,586)	(2%)

Income before income taxes	115,101	119,667	(4%)
Provision for income taxes	(36,553)	(38,682)	(6%)

Net income	78,548	80,985	(3%)
Less: Net income attributable to noncontrolling interests, net of tax	(9,752)	(10,172)	(4%)

Net income attributable to Global Payments	$68,796	$70,813	(3%)

Basic earnings per share	$0.88	$0.88	0%

Diluted earnings per share	$0.87	$0.88	(1%)

Weighted average shares outstanding:
Basic	78,604	80,076
Diluted	79,043	80,831

NM - Not Meaningful

See Schedule 6 for a reconciliation of cash earnings from continuing operations to GAAP.

SCHEDULE 3

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended August 31,
	2012		2011		% Change
	GAAP	Cash Earnings	GAAP	Cash Earnings	GAAP	Cash Earnings

Revenues:
United States	$345,898	$345,898	$287,425	$287,425	20%	20%
Canada	80,897	80,897	91,221	91,221	(11%)	(11%)

North America merchant services	426,795	426,795	378,646	378,646	13%	13%

Europe	128,465	128,465	129,414	129,414	(1%)	(1%)
Asia-Pacific	35,027	35,027	34,711	34,711	1%	1%

International merchant services	163,492	163,492	164,125	164,125	(0%)	(0%)

Total revenues	$590,287	$590,287	$542,771	$542,771	9%	9%

Operating income:
North America merchant services	$67,217	$71,443	$71,758	$74,616	(6%)	(4%)
International merchant services	57,140	65,044	55,658	65,443	3%	(1%)
Corporate[1]	(43,869)	(19,824)	(18,806)	(18,806)	(133%)	(5%)

Operating income	$80,488	$116,663	$108,610	$121,253	(26%)	(4%)

[1]	August 31, 2012 GAAP amounts include processing system intrusion costs of $24.0 million

See Schedule 7 for reconciliation of cash earnings segment information to GAAP.

SCHEDULE 4

CONSOLIDATED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	August 31, 2012	May 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$841,331	$781,275
Accounts receivable, net of allowances for doubtful accounts of $1,032 and $532, respectively	179,875	182,962
Claims receivable, net of allowance for losses of $3,784 and $3,435, respectively	1,082	1,029
Settlement processing assets	236,384	217,994
Inventory	12,839	9,864
Deferred income taxes	25,691	21,969
Prepaid expenses and other current assets	39,679	33,646

Total current assets	1,336,881	1,248,739

Goodwill	740,891	724,687
Other intangible assets, net of accumulated amortization of $251,829 and $235,296, respectively	284,625	290,188
Property and equipment, net of accumulated depreciation of $177,228 and $161,911, respectively	324,005	305,848
Deferred income taxes	96,558	97,235
Other	22,532	21,446

Total assets	$2,805,492	$2,688,143

LIABILITIES AND EQUITY
Current liabilities:
Lines of credit	$209,254	$215,391
Current portion of long-term debt	47,541	76,420
Accounts payable and accrued liabilities	300,270	316,313
Commitment to purchase redeemable noncontrolling interest	242,000	—
Settlement processing obligations	228,771	216,878
Income taxes payable	18,110	12,283

Total current liabilities	1,045,946	837,285

Long-term debt	285,464	236,565
Deferred income taxes	124,096	106,644
Other long-term liabilities	66,966	62,306

Total liabilities	1,522,472	1,242,800

Commitments and contingencies

Redeemable noncontrolling interest	—	144,422

Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 78,819,988 and 78,551,297 issued and outstanding at August 31, 2012 and May 31, 2012, respectively.
Paid-in capital	258,084	358,728
Retained earnings	889,370	843,456
Accumulated other comprehensive income (loss)	1,498	(30,000)

Total Global Payments shareholders’ equity	1,148,952	1,172,184

Noncontrolling interest	134,068	128,737

Total equity	1,283,020	1,300,921

Total liabilities and equity	$2,805,492	$2,688,143

SCHEDULE 5

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended August 31,
	2012	2011

Cash flows from operating activities:
Net income	$54,162	$72,081
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of property and equipment	12,670	11,573
Amortization of acquired intangibles	11,225	12,643
Provision for operating losses and bad debts	6,012	6,812
Share-based compensation expense	4,222	3,978
Deferred income taxes	10,273	7,831
Other, net	(941)	441
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	3,087	(10,812)
Claims receivable	(3,272)	(4,591)
Settlement processing assets and obligations, net	(7,839)	(687,180)
Inventory	(2,992)	(2,861)
Prepaid expenses and other assets	(8,513)	2,153
Accounts payable and other accrued liabilities	(15,294)	(27,589)
Income taxes payable	5,827	9,643

Net cash provided by (used in) operating activities	68,627	(605,878)

Cash flows from investing activities:
Business, intangible and other asset acquisitions, net of cash acquired	(190)	—
Capital expenditures	(29,237)	(12,151)
Net decrease in financing receivables	740	583

Net cash used in investing activities	(28,687)	(11,568)

Cash flows from financing activities:
Net (payments) borrowings on short-term lines of credit	(6,137)	40,327
Proceeds from issuance of long-term debt	50,000	71,029
Principal payments under long-term debt	(30,080)	(44,295)
Proceeds from stock issued under employee stock plans	4,375	(2,836)
Common stock repurchased - share-based compensation plans	(6,348)	—
Tax benefit from employee share-based compensation	1,733	1,420
Repurchase of common stock	(3,249)	(73,222)
Distribution to noncontrolling interests	(2,733)	(2,471)
Dividends paid	(1,578)	(1,613)

Net cash provided by (used in) financing activities	5,983	(11,661)

Effect of exchange rate changes on cash	14,133	(1,226)

Increase (decrease) in cash and cash equivalents	60,056	(630,333)
Cash and cash equivalents, beginning of period	781,275	1,354,285

Cash and cash equivalents, end of period	$841,331	$723,952

SCHEDULE 6

RECONCILIATION OF QUARTERLY CASH EARNINGS ATTRIBUTABLE TO GLOBAL PAYMENTS TO GAAP

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended August 31, 2012
	GAAP	Processing System Intrusion	Other[2]	Cash Earnings Adjustments[1]	Cash Earnings

Revenues	$590,287	$—	$—	$—	$590,287

Operating expenses:
Cost of service	204,391	—	(161)	(11,225)	193,005
Sales, general and administrative	281,419	—	(800)	—	280,619
Processing system intrusion	23,989	(23,989)	—	—	—

	509,799	(23,989)	(961)	(11,225)	473,624

Operating income	80,488	23,989	961	11,225	116,663

Other income (expense):
Interest and other income	1,983	—	—	—	1,983
Interest and other expense	(3,545)	—	—	—	(3,545)

	(1,562)	—	—	—	(1,562)

Income before income taxes	78,926	23,989	961	11,225	115,101
Provision for income taxes	(24,764)	(8,279)	(150)	(3,360)	(36,553)

Net income	54,162	15,710	811	7,865	78,548
Less: Net income attributable to noncontrolling interests, net of tax	(7,487)	—	(741)	(1,524)	(9,752)

Net income attributable to Global Payments	$46,675	$15,710	$70	$6,341	$68,796

Diluted shares	79,043				79,043
Diluted earnings per share	$0.59	$0.20	$—	$0.08	$0.87

	Three Months Ended August 31, 2011
	GAAP			Cash Earnings Adjustments[1]	Cash Earnings

Revenues	$542,771			$—	$542,771

Operating expenses:
Cost of service	191,536			(12,643)	178,893
Sales, general and administrative	242,625			—	242,625

	434,161			(12,643)	421,518

Operating income	108,610			12,643	121,253

Other income (expense):
Interest and other income	2,501			—	2,501
Interest and other expense	(4,087)			—	(4,087)

	(1,586)			—	(1,586)

Income before income taxes	107,024			12,643	119,667
Provision for income taxes	(34,943)			(3,739)	(38,682)

Net income	72,081			8,904	80,985
Less: Net income attributable to noncontrolling interests, net of tax	(8,107)			(2,065)	(10,172)

Net income attributable to Global Payments	$63,974			$6,839	$70,813

Diluted shares	80,831				80,831
Diluted earnings per share	$0.79	$—	$—	$0.09	$0.88

[1]	Represents adjustments to cost of service to exclude acquisition intangible amortization expense from continuing operations and the related income tax benefit.
[2]	Represents one-time charges primarily related to employee termination benefits and the August 2012 net income attributable to our Asia-Pacific redeemable noncontrolling interest.

We supplemented our reporting of net income and the related earnings per share information determined in accordance with GAAP by reporting net income and the related earnings per share for the three months ended August 31, 2012 and 2011 on a “cash earnings” basis in this earnings release as a measure to help evaluate performance. We calculated August 31,2012 net income and earnings per share on a cash basis by excluding costs related to the processing system intrusion, acquisition intangible amortization and one-time charges related to employee termination benefits. We also adjusted the net income attributable to noncontrolling interests to include the August 2012 net income attributable to our Asia-Pacific redeemable noncontrolling interest. We calculated August 31, 2011 net income and earnings per share on a cash basis by excluding acquisition intangible amortization from our results. We exclude these charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations. Our net income and earnings per share reported on a cash earnings basis should be considered in addition to, and not as a substitute for, net income and earnings per share determined in accordance with GAAP. Our measures of net income and earnings per share on a cash earnings basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

SCHEDULE 7

RECONCILIATION OF CASH EARNINGS SEGMENT INFORMATION TO GAAP

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended August 31, 2012
	GAAP	Processing System Intrusion	Other[2]	Cash Earnings Adjustments[1]	Cash Earnings

Revenues:
United States	$345,898	$—	$—	$—	$345,898
Canada	80,897	—	—	—	80,897

North America merchant services	426,795	—	—	—	426,795

Europe	128,465	—	—	—	128,465
Asia-Pacific	35,027	—	—	—	35,027

International merchant services	163,492	—	—	—	163,492

Total revenues	$590,287	$—	$—	$—	$590,287

Operating income:
North America merchant services	$67,217	$—	$905	$3,321	$71,443
International merchant services	57,140	—	—	7,904	65,044
Corporate	(43,869)	23,989	56	—	(19,824)

Operating income	$80,488	$23,989	$961	$11,225	$116,663

	Three Months Ended August 31, 2011
	GAAP			Cash Earnings Adjustments[1]	Cash Earnings

Revenues:
United States	$287,425			$—	$287,425
Canada	91,221			—	91,221

North America merchant services	378,646			—	378,646

Europe	129,414			—	129,414
Asia-Pacific	34,711			—	34,711

International merchant services	164,125			—	164,125

Total revenues	$542,771			$—	$542,771

Operating income:
North America merchant services	$71,758			$2,858	$74,616
International merchant services	55,658			9,785	65,443
Corporate	(18,806)			—	(18,806)

Operating income	$108,610			$12,643	$121,253

[1]	Represents acquisition intangible amortization expense.
[2]	Represents one-time charges primarily related to employee termination benefits.

SCHEDULE 8

OUTLOOK SUMMARY

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In millions, except per share data)

	Fiscal 2012 Actual	Fiscal 2013 Outlook	% Change FY12

Revenue Outlook
Constant currency[1]	$2,204	$2,385 to $2,425	8% to 10%
Foreign currency impact[2]	NA	($25)

Total Revenues	$2,204	$2,360 to $2,400	7% to 9%

EPS Outlook
Constant currency[1]	$3.53	$3.67 to $3.74	4% to 6%
Foreign currency impact[2]	NA	($0.08)

Cash EPS	$3.53	$3.59 to $3.66	2% to 4%
Acquisition-related intangibles and non-recurring items [3]	(0.48)	($0.60)	25%
Processing system intrusion	(0.68)	TBD*	NM

GAAP Diluted EPS	$2.37	$2.99 to $3.06	26% to 29%

We supplement our fiscal 2013 outlook of total revenues and earnings per share information determined in accordance with GAAP by reporting revenues and earnings per share on a “constant currency” basis in this earnings release as a measure to help evaluate performance. We calculated revenues and earnings per share on a constant currency basis by converting our fiscal 2013 expected revenues and expenses at fiscal 2012 exchange rates. We exclude the impact of exchange rate fluctuations in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations, and our management uses constant currency measures to evaluate the impact of operational business decisions. Our revenues and earnings per share reported on a constant currency basis should be considered in addition to, and not as a substitute for, revenues and earnings per share determined in accordance with GAAP. Our measures of revenues and earnings per share on a constant currency basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

[1]	Reflects current period and forecasted results on a pro forma basis as if foreign currency rates did not change from the comparable prior year period.
[2]	Reflects the impact of actual and forecasted changes in foreign currency rates from the comparable prior year period.
[3]	Fiscal 2013 reflects $0.56 of acquisition-related intangibles and $0.04 of non-recurring items. Acquisition-related intangibles accounted for $0.35 in fiscal 2012 and non-recurring items $0.13.
*	Not able to accurately estimate 2013 charges for processing system intrusion, remediation, true-ups, etc. We currently anticipate that such additional costs may be $55 to $65 million in fiscal 2013 and includes $24 million recorded in first quarter fiscal 2013. We anticipate that we may receive additional insurance recoveries of up to $28 million.

NA=Not Applicable

NM=Not Meaningful